UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals’ Second Ketamir-2 Manuscript Accepted for Peer-Reviewed Publication Demonstrating Superior Efficacy in Preclinical Neuropathic Pain Models versus Ketamine, Gabapentin, or Pregabalin

On August 12, 2025, MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) (“MIRA” or the “Company”) announced that a new manuscript describing its lead drug candidate, Ketamir-2, has been accepted for publication in the peer-reviewed journal Frontiers in Pharmacology. The accepted manuscript reports that Ketamir-2 outperformed ketamine, pregabalin, or gabapentin—depending on the comparator used—in two validated preclinical models of neuropathic pain, restoring sensory function and reversing pain behaviors across genders and species.

Neuropathic pain represents a significant and underserved market across North America. Epidemiology suggests approximately 7–10% of the population experiences neuropathic pain; in North America, this equates to approximately 36–51 million people across the U.S., Canada, and Mexico. According to Precedence Research, the global neuropathic pain market is valued at approximately $7.97 billion in 2024 and is projected to reach $16.79 billion by 2034, growing at a compound annual growth rate (CAGR) of 7.73%. North America accounts for a significant share of this market, representing an estimated $3.7–3.9 billion annually today. The U.S. neuropathic pain market is estimated at $2.79 billion in 2024 and is projected to reach $5.92 billion by 2034, growing at a CAGR of 7.80% over the same period.

These findings build on MIRA’s previously published characterization of Ketamir-2’s differentiated pharmacology and favorable safety profile and support the Company’s plan to submit a Phase 2a clinical trial protocol to the U.S. Food and Drug Administration (FDA) in Q4 2025 as a follow-up development to its active IND, with the goal of initiating the study in neuropathic pain by year-end. MIRA is also evaluating Ketamir-2’s potential in additional central nervous system indications, including depression, anxiety, post-traumatic stress disorder (PTSD), and as a topical formulation for localized pain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: August 12, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer